SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 8, 2008

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

1-3525 13-4922640
(Commission File Number)                                                                                                           (IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH 43215
(Address of Principal Executive Offices)                                                                                                                                          (Zip Code)

614-716-1000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As described further below, on October 8, 2008, American Electric Power Company, Inc (“AEP”) borrowed a total of approximately $1,400,000,000 under its existing credit facilities.  AEP took this proactive step to increase its cash position while there are disruptions in the debt markets. The borrowings provide AEP flexibility and will act as a bridge until the capital markets improve.

On October 8, 2008, AEP borrowed a total of approximately $700,000,000 under the $1,500,000,000 Second Amended and Restated Credit Agreement dated March 31, 2008 (the “2011 Credit Agreement”), among AEP, as Borrower, the Lenders parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Commitments under the 2011 Credit Agreement expire on March 30, 2011.  This loan is a Base Rate Advance and bears interest at the Base Rate (as such terms are defined in the 2011 Credit Agreement), and is due and payable on March 30, 2011.  The total borrowings currently outstanding under the 2011 Credit Agreement is approximately $1,000,000,000.  All or a portion of these loans may be prepaid in advance of the due date.  Subject to the terms and conditions of the 2011 Credit Agreement, funds are available for borrowing under the facility through the day prior to the expiration date.

On October 8, 2008, AEP borrowed a total of approximately $700,000,000 under the $1,500,000,000 Second Amended and Restated Credit Agreement dated March 31, 2008 (the “2012 Credit Agreement”, and together with the 2011 Credit Agreement, the “Credit Agreements”), among AEP, as Borrower, the Lenders parties thereto and Barclays Bank PLC, as Administrative Agent. Commitments under the 2012 Credit Agreement expire on April 6, 2012.  The loan is a Base Rate Advances and bears interest at the Base Rate (as such term is defined in the 2012 Credit Agreement), and is due and payable on April 6, 2012.  The total borrowings currently outstanding under the 2012 Credit Agreement is approximately $1,000,000,000.  All or a portion of these loans may be prepaid in advance of the due date.  Subject to the terms and conditions of the 2012 Credit Agreement, funds are available for borrowing under the facility through the day prior to the expiration date.

Please see our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, for a description of the Credit Agreements.

Item 8.01  Other Events

On October 10, 2008, AEP will issue a Letter to Our Investment Community regarding the company’s current liquidity position.  The Letter to Our Investment Community is attached as Exhibit 99.1 hereto and incorporated by reference.

Item 9.01.   Financial Statements and Exhibits

(d)           Exhibit No.

Exhibit 99.1     Letter to Our Investment Community dated October 10, 2008

This report made by AEP contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  Although AEP believes that its expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected.  Among the factors that could cause actual results to differ materially from those in the forward-looking statements are:

Electric load and customer growth; weather conditions, including storms; available sources and costs of, and transportation for, fuels and the creditworthiness of fuel suppliers and transporters; availability of generating capacity and the performance of AEP’s generating plants; the ability to recover regulatory assets and stranded costs in connection with deregulation; the ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; the ability to build or acquire generating capacity when needed at acceptable prices and terms and to recover those costs through applicable rate cases; new legislation, litigation and government regulation including requirements for reduced emissions of sulfur, nitrogen, mercury, carbon and other substances; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions (including rate or other recovery for new investments, transmission service and environmental compliance); resolution of litigation (including pending Clean Air Act enforcement actions and disputes arising from the bankruptcy of Enron Corp.); AEP’s ability to constrain its operation and maintenance costs; AEP’s ability to sell assets at acceptable prices and on other acceptable terms, including rights to share in earnings derived from the assets subsequent to their sale; the economic climate and growth in its service territory and changes in market demand and demographic patterns; inflationary trends; its ability to develop and execute a strategy based on a view regarding prices of electricity, natural gas and other energy-related commodities; changes in the creditworthiness and number of participants in the energy trading market; changes in the financial markets, particularly those affecting the availability of capital and AEP’s ability to refinance existing debt at attractive rates; actions of rating agencies, including changes in the ratings of debt; volatility and changes in markets for electricity, natural gas and other energy-related commodities; changes in utility regulation, including membership and integration into regional transmission structures; accounting pronouncements periodically issued by accounting standard-setting bodies; the performance of AEP’s pension and other postretirement benefit plans; prices for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing or alternative sources of generation and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes and other catastrophic events.
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.

By:        /s/ Thomas G. Berkemeyer
Name:   Thomas G. Berkemeyer
Title:      Assistant Secretary

October 10, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter to Our Investment Community dated October 10, 2008